Exhibit 99.1
EnerSys Selected for $199 Million Award Negotiation to Develop State-of-the-Art Lithium-Ion Cell Gigafactory
New Factory to Support Growing Demand for Domestically Sourced Batteries in the United States (U.S.)
READING, Pa.,—(BUSINESS WIRE)—September 20, 2024 -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, today announced that it has been selected to enter into award negotiations for $199 million from the U.S. Department of Energy's (DOE) Office of Manufacturing and Energy Supply Chains to support the development of EnerSys' lithium-ion cell production facility in Greenville, SC.
The DOE funding is part of the federal $62 billion Bipartisan Infrastructure Law (BIL) Battery Materials Processing and Battery Manufacturing Grants, which are focused on ensuring that the U.S. has a viable battery materials processing industry with the objective of expanding domestic battery manufacturing capabilities and enhancing processing capacity. The selection is subject to final contract and funding negotiations between the DOE and EnerSys, which could take approximately 120 days to conclude.
The Company plans to invest approximately $615 million to construct and commission the plant over the next four years. The Company also plans to invest approximately $50 million to construct a specialized production line for the U.S. Department of Defense. As announced in February 2024, EnerSys had also been awarded a comprehensive incentive package through South Carolina and Greenville County valued at approximately $200 million, which includes a combination of short-term and long-term incentives. EnerSys intends to use the federal, state, and local funding, along with a portion of the tax benefits received through the Inflation Reduction Act (IRA), to support the capital requirements of the gigafactory.
EnerSys’ plan includes developing a 500,000 square foot state-of-the-art manufacturing facility with the potential to create up to 500 high-quality new jobs. The operation will manufacture various form factors of lithium-ion cells for commercial, industrial and defense applications, with an initial production capacity of five gigawatt hours (GWh) per year. The factory will help support the needs of critical customers such as the U.S. Department of Defense (DOD) which has specific manufacturing requirements for domestically sourced batteries. EnerSys is also progressing on a strategic relationship with Verkor SAS (Verkor), a European leader in battery technology, to leverage their expertise in electrode manufacturing and high-speed cell production to support the factory. EnerSys’ Board of Directors has formally approved the investment and development plan.
“We are pleased to be selected for DOE funding to support this important domestic manufacturing investment,” said EnerSys President & CEO David M. Shaffer. “Our new factory will provide lithium-ion cells supporting a wide range of our products across all of our business segments, including fast charge and storage systems, NexSys® iON batteries to power electric forklifts, Alpha® XRT-Li extended runtime power systems for communications networks, and future incremental high-energy Li6T batteries for DOD ground vehicles. This project will strengthen our U.S.-based supply chain and provide us the manufacturing scale and flexibility we need. We are confident that this factory will generate a strong return on investment and will help drive the long-term growth of our company.
“We are excited to advance this project to production as quickly as possible. We also thank the State of South Carolina and Greenville County for their continued support,” Shaffer concluded.
The Company intends to begin construction in calendar year 2025 with commercial production operations expected to begin in calendar year 2028.
EnerSys will host a “Technology Talk” webcast on Monday, September 30, 2024 at 10:30am Eastern Time to provide more details about its gigafactory development plans and lithium-ion technology roadmap. A live video webcast and archived replace will be available at https://enersys-tech-talk-lithium-cell-factory-update-2024.open-exchange.net/.
The webcast and archived replay for this event will also be available on the Events and Presentations page of the Investor Relations section of the EnerSys website at https://investor.enersys.com/events-presentations.
About EnerSys
EnerSys is the global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. To learn more about EnerSys please visit www.enersys.com.
Sustainability
Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: www.enersys.com/en/about-us/sustainability.
About DOE’s Office of Manufacturing and Energy Supply Chains
MESC plays a critical and unique role in catalyzing investments in America’s energy future to support the re-shoring, skilling, and scaling of U.S. manufacturing across energy supply chains. MESC serves as the frontline of clean energy deployment and accelerates America’s transition to a resilient, equitable energy future through data-driven investments in manufacturing capacity and workforce development. Learn more at: www.energy.gov/mesc.
Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events or developments that EnerSys expects or anticipates will occur in the future, including statements relating to the level of investment, the number of jobs created, the likelihood of obtaining or satisfying the remaining conditions to completing the investment and gigafactory, the timing of construction and operations of the gigafactory, the amount and timing of grants, and the benefits from developing and operating such gigafactory, are forward-looking statements. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance and are inherently subject to risks and uncertainties. The statements in this press release are made as of the date of this press release. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2024. No undue reliance should be placed on any forward-looking statements.
CONTACT
Lisa Hartman
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

Karen A. Shaw
Director, Corporate Communications
EnerSys
E-mail: investorrelations@enersys.com